Exhibit 23
                                                                     ----------












                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


We consent to the incorporation by reference in the Registration Statements of Old Republic International Corporation on Form S-3 (File Nos. 33-49864, 33-54104 and 333-43311) and on Form S-8 (File Nos. 33-38528, 33-49646, 33-32439, 2-80883
and 33-52069) of our report dated March 10, 2000 relating to the financial statements, which appears in this Form 10-K.




                                                 /s/ PricewaterhouseCoopers LLP





Chicago, Illinois
March 10, 2000